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                                                                    EXHIBIT 3(A)

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              ZAPATA CORPORATION

          FIRST:  The name of the corporation is Zapata Corporation.

          SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 185,000,000 shares, divided into 2,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), 18,000,000 shares of Preference Stock, $1 par value ("Preference Stock"), and 165,000,000 shares of Common Stock, 25c par value ("Common Stock"). Shares of such stock may be issued for such consideration and for such corporate purposes as the board of directors may from time to time determine.

          The following is a statement of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions, of the classes of stock of the corporation.


                              I.  PREFERRED STOCK

          1. ISSUANCE IN SERIES. The Preferred Stock may be issued in one or more series, consisting of such series as may be established and designated from time to time by the board of directors as hereinafter provided. The board of directors is hereby vested with authority to establish and designate any unissued shares of Preferred Stock as additional shares of an existing series of such stock or as a new series of such stock and the voting powers, full or limited, or the absence of voting powers, and the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Preferred Stock of any such new series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the board of directors and stated and expressed in a resolution or resolutions adopted by the board of directors providing for the issuance of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred Stock shall belong; (b) specify the annual rate of dividends payable on shares of such series; (c) fix the amount which the holders of shares of such series shall be entitled to be paid in the event of any liquidation, dissolution

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or winding up of the corporation; (d) state at what times and under what conditions the shares of such series shall be redeemable and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article FOURTH, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption, or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the corporation is in default as to such sinking or purchase fund the corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock with respect to dividends or distribution of assets upon liquidation (referred to herein as "stock ranking junior to the Preferred Stock"), (iii) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preferred Stock, (v) grant to the holders of shares of such series the right to convert such shares into shares of stock ranking junior to the Preferred Stock and (vi) grant such other special rights to the holders of shares of such series as the board of directors may determine and as shall not be inconsistent with the provisions of this Article FOURTH; and (e) specify the voting powers, full or limited, or the absence of voting powers that the holders of shares of such series shall have, provided that the holders of the shares of such series shall not have more than one vote for each such share held. The term "fixed for such series" and similar terms as used in this Part I of Article FOURTH shall mean stated and expressed in this Part I of Article FOURTH or in a resolution or resolutions adopted by the board of directors providing for the issue of Preferred Stock of the series referred to therein.

          2. DIVIDENDS. The holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, out of any funds legally available therefor, cumulative preferential dividends, in cash, at the rate per annum fixed for such series, and no more, payable quarter yearly on the first days of January, April, July and October in each year to stockholders of record on the date, not exceeding forty (40) days preceding each such dividend payment date, fixed for the purpose by the board of directors. Dividends on shares of the Preferred Stock shall accrue from the dividend payment date immediately preceding the date of issuance (unless the date of issuance shall be a dividend payment date, in which case they shall occur from the date), or from such other date or dates as may be fixed in this Article FOURTH or by the board of directors for any series, and shall be cumulative. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series, and no dividends shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the accrued and unpaid dividends upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding.

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          3. DIVIDEND RESTRICTIONS ON JUNIOR STOCK. So long as any shares of
Preferred Stock are outstanding, the corporation shall not pay or declare any dividends whatsoever, whether in cash, stock or otherwise, or make any distribution on the Common Stock or any other class of stock ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation, or purchase or retire or otherwise acquire for a consideration any shares of stock ranking junior to the Preferred Stock in respect of dividends or assets, unless all dividends on the Preferred Stock of all series for all past quarter yearly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart, and the full dividends thereon for the then current quarter yearly dividend period shall have been paid or declared.

          4. REDEMPTION. The corporation, at the option of the board of directors, may redeem the Preferred Stock of any series, at the time or times and on the terms and conditions fixed for such series, upon notice duly given as hereinafter provided, by paying therefor in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The term "accrued and unpaid dividends" as used herein with respect to Preferred Stock of any series shall mean dividends on all outstanding shares of Preferred Stock of such series at the rate fixed for such series, from the date or dates from which such dividends accrued to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.

          At least thirty (30) and not more than sixty (60) days' previous notice of any such redemption of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed, at their respective addresses as the same shall appear on the books of the corporation, and such notice may also be published in a newspaper printed in the English language and published daily for at least five (5) days per calendar week (other than legal holidays) and of general circulation in the Borough of Manhattan, the City of New York, State of New York, and in the City of Houston, State of Texas.

          In case of the redemption of only part of the Preferred Stock of any series at the time outstanding, at the option of the board of directors such redemption shall be made pro rata or the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by the board of directors.

          If such notice of redemption shall have been duly given by publication as aforesaid, at least thirty (30) days prior to the redemption date, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed but without interest thereon.

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          The corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, State of New York, or the City of Houston, State of Texas, and having capital, surplus, and undivided profits aggregating at least $10,000,000, designated in such notice of redemption, all funds necessary for such redemption, together with irrevocable written instructions authorizing such bank or trust company on behalf and at the expense of the corporation, to cause the notice of redemption to be duly mailed and the publication of such notice to be made as herein provided at least thirty (30) days prior to the redemption date, and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and thereupon, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith, upon such deposit in trust, cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit, the redemption price of such shares so to be redeemed, and the right, if any, of the holders thereof to convert such shares into other stock of the corporation.

          Any moneys so deposited by the corporation and unclaimed at the end of six (6) months from the date fixed for such redemption shall be repaid to the corporation upon its request expressed in a resolution of its board of directors, after which repayment the holders of the shares so called for redemption shall look only to the corporation for payment thereof. Any moneys deposited by the corporation which shall not be required for redemption because of the exercise of any right of conversion or exchange subsequent to the date of the deposit and any interest accrued on any moneys so deposited, shall be repaid to the corporation upon similar request.

          5. LIQUIDATION OR DISSOLUTION. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of Common Stock or any other class of stock of the corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets on liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the stock of the corporation ranking junior to the Preferred Stock according to their respective rights, in the event that the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

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          6. STATUS OF SHARES REDEEMED OR RETIRED. Except as otherwise provided in this Article FOURTH or in any resolution of the board of directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise retired by the corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Part I and of any restrictions contained in any resolution of the board of directors providing for the issuance of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

          7. RESTRICTIONS ON CERTAIN CORPORATE ACTION. So long as any shares of any series of the Preferred Stock are outstanding (a) the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of this Article FOURTH (other than provisions relating exclusively to the shares of Preferred Stock of a particular series) so as to affect adversely the rights, powers or preferences of the Preferred Stock, and shall not, without the consent of the holders of at least a majority of the number of shares of Preferred Stock of such series at the time outstanding, given in person or by proxy, either in writing or by a vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of this Article FOURTH or of any resolution or resolutions relating exclusively to the shares of Preferred Stock of such series, so as to affect adversely the rights, powers or preferences of the Preferred Stock of such series; (b) the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for that purpose, create or authorize any additional class of stock ranking prior to the Preferred Stock in respect of dividends or distribution of assets on liquidation or increase the authorized amount of any additional class of stock ranking prior to the Preferred Stock in respect of dividends or distribution of assets on liquidation, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of stock of any additional class ranking prior to the Preferred Stock in respect of dividends or distribution of assets on liquidation; and (c) the corporation shall not, withhold the consent of the holders of at least a majority of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, create or authorize any class of stock ranking on a parity with the Preferred Stock in respect of dividends or distributions of assets on liquidation, or increase the authorized amount of the Preferred Stock or of any class of stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of stock of any class ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation. Any action specified in this Paragraph 7 as requiring the consent of the holders of at least a specified proportion of the number of shares of Preferred Stock or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by this Certificate of Incorporation, as amended from time to time, or by law.

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          8. VOTING RIGHTS. Except as otherwise provided herein or by law, the
Preferred Stock having voting rights, the Preference Stock having voting rights and the Common Stock shall vote together as one class.

A.  $6.00 CUMULATIVE PREFERRED STOCK

          The Board of Directors has provided for the issue of a series of Preferred Stock, without par value, designated as $6.00 Cumulative Preferred Stock (hereinafter, for purposes of this subparagraph A only, the "Preferred Stock"), consisting of 45,000 shares, which number of shares may be increased or decreased (but not below the number of shares outstanding) from time to time by the Board of Directors, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Preferred Stock are not stated and expressed elsewhere in the Restated Certificate of Incorporation, the Board of Directors has fixed and stated and expressed such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

          (1) The dividend rate on the Preferred Stock shall be $6.00 per annum until October 11, 1977 and $9.00 per annum thereafter; dividends on shares of the Preferred Stock shall accrue from November 13, 1972;

          (2) The amounts which the holders of the Preferred Stock shall be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company shall be $100, plus accrued and unpaid dividends;

          (3) The Preferred Stock shall be redeemable in whole or in part at any time or from time to time after December 1, 1977 at the option of the Board of Directors at a price of $100 per share plus accrued and unpaid dividends up to the date of redemption, provided however, no more than 22,500 shares of such Preferred Stock may be redeemed in any one calendar year, and in the event of the redemption of less than all of the outstanding shares, the redemption shall be pro rata;

          (4) Any shares of Preferred Stock which shall have been acquired by the Company through redemption or otherwise shall assume the status of authorized but unissued Preferred Stock and shall not be reissued as shares of the Preferred Stock.

          The issuance of 45,000 shares of $6.00 Cumulative Preferred Stock has been authorized by the Board of Directors of the Company.

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                             II.  PREFERENCE STOCK

     1. ISSUANCE IN SERIES. The Preference Stock may be issued in one or more series, consisting of (i) "$2 Noncumulative Convertible Preference Stock" (hereinafter referred to as the "$2 Preference Stock") and (ii) such other series as may be established and designated from time to time by the board of directors as hereinafter provided. The powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the $2 Preference Stock are fixed and determined by this Certificate of Incorporation. The board of directors is hereby vested with authority to establish and designate any unissued shares of Preference Stock as additional shares of any existing series of such stock or as a new series of such stock and, subject to the prior rights of the holders of any outstanding Preferred Stock as set forth in Part I of this Article FOURTH or in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the voting powers, full or limited, or the absence of voting powers, and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the Preference Stock of any such new series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the board of directors and stated and expressed in a resolution or resolutions adopted by the board of directors providing for the issuance of Preference Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preference Stock shall belong, (b) specify the annual rate of dividends, if any, payable on shares of such series, (c) fix the amount, if any, which the holders of shares of such series shall be entitled to be paid in the event of any liquidation, dissolution or winding up of the corporation, and (d) state at what times and under what conditions the shares of such series shall be redeemable and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article FOURTH, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption, or a purchase fund for the purchase, of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the corporation is in default as to such sinking or purchase fund the corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preference Stock with respect to dividends or distribution of assets upon liquidation (referred to in this Part II as "junior stock"), (iii) grant voting rights to the holders of shares of such series, in addition to and not inconsistent with those granted by this Part II of Article FOURTH to the holders of Preference Stock, (iv) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Preference Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, junior stock, (vi) grant to the holders of such series the right to convert such shares into shares of junior stock, and (vii) grant such other special rights to the holders of shares of such series as the board of directors may determine and as shall not be inconsistent with the provisions of this Article FOURTH. The term fixed for such series and similar terms as used in this Part II of Article FOURTH shall mean stated and expressed in this Part II of Article FOURTH or in a resolution or

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resolutions adopted by the board of directors providing for the issue of
Preference Stock of the series referred to therein.

     2. DIVIDENDS. Subject to the prior rights of the holders of any outstanding Preferred Stock as set forth in Part I of this Article FOURTH or in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the Preference Stock of each series shall be entitled to receive, when and as declared by the board of directors, out of any funds legally available therefor, dividends at such rates on such conditions and at such times as shall be stated herein or in the resolution of the board of directors providing for the issuance of Preference Stock of such series, payable in preference to or in such relation to the dividends payable on any other class or classes or of any other series of stock, and cumulative or noncumulative as shall be so stated and expressed.

     3. REDEMPTION. Subject to the prior rights of the holders of any outstanding Preferred Stock as set forth in Part I of this Article FOURTH or in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the corporation, at the option of the board of directors, may redeem the Preference Stock of any series, at the time or times and at the price or prices fixed for such series, upon notice duly given as hereinafter provided.

     At least thirty (30) and not more than sixty (60) days' previous notice of any such redemption of Preference Stock shall be mailed, addressed to the holders of record of the shares to be redeemed, at their respective addresses as the same shall appear on the books of the corporation.

     In case of the redemption of only part of the Preference Stock of any series at the time outstanding, at the option of the board of directors such redemption shall be made pro rata or the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by the board of directors.

     If such notice of redemption shall have been duly given as aforesaid, at least thirty (30) days prior to the redemption date, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of Preference Stock so called for redemption shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed but without interest thereon.

     The corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the Preference Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of

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America or of the State of New York, doing business in the Borough of Manhattan, the City of New York, State of New York, or the City of Houston, State of Texas, and having capital, surplus, and undivided profits aggregating at least $10,000,000, designated in such notice of redemption, all funds necessary for such redemption, together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the corporation, to cause the notice of redemption to be duly mailed as herein provided at least thirty
(30) days prior to the redemption date, and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and thereupon, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, all shares of Preference Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preference Stock shall forthwith, upon such deposit in trust, cease and terminate, except only the rights of the holders thereof to receive from such bank or trust company at any time after the time of such deposit, the redemption price of such shares so to be redeemed and the right, if any, of the holders thereof to convert such shares into other stock of the corporation.

     Any moneys so deposited by the corporation and unclaimed at the end of six
(6) months from the date fixed for such redemption shall be repaid to the corporation upon its request expressed in a resolution of its board of directors, after which repayment the holders of the shares so called for redemption shall look only to the corporation for payment thereof. Any moneys deposited by the corporation which shall not be required for redemption because of the exercise of any right of conversion or exchange subsequent to the date of the deposit, and any interest accrued on any moneys so deposited, shall be repaid to the corporation upon similar request.

     4. LIQUIDATION OR DISSOLUTION. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, subject to the prior rights of the holders of any outstanding Preferred Stock as set forth in
Part I of this Article FOURTH or in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the Preference Stock of the respective series shall be entitled to such rights as may be fixed for such series. After payment shall have been made in full to the holders of Preferred Stock and Preference Stock having special rights to payment, the remaining assets and funds of the corporation shall be distributed among the holders of the junior stock of the corporation according to their respective rights. In the event that the assets of the corporation available for distribution to holders of Preference Stock having special rights to payment shall not be sufficient to make the payment required to be made in full, such assets shall be distributed to the holders of the respective shares of Preference Stock having special rights to payment, pro rata in proportion to the amounts payable upon each share thereof.

     5. STATUS OF SHARES REDEEMED OR RETIRED. Except as otherwise provided herein or in any resolution of the board of directors providing for the issuance of any particular series of Preference Stock, Preference Stock redeemed or otherwise retired by the corporation shall assume the status of authorized but unissued Preference Stock and may thereafter, subject to the provisions of this
Part II and of any restrictions contained in any resolution of the board of directors providing

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for the issuance of any particular series of Preference Stock, be reissued in the same manner as other authorized but unissued Preference Stock.

     6. RESTRICTIONS ON CERTAIN CORPORATE ACTION. So long as any shares of any series of the Preference Stock are outstanding (a) the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Preference Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of this Article FOURTH (other than provisions relating exclusively to the shares of Preference Stock of a particular series) so as to affect adversely the rights, powers or preferences of the Preference Stock, and shall not, without the consent of the holders of at least a majority of the number of shares of Preference Stock of such series at the time outstanding, given in person or by proxy, either in writing or by a vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of this Article FOURTH or of any resolution or resolutions relating exclusively to the shares of Preference Stock of such series, so as to affect adversely the rights, powers or preferences of the Preference Stock of such series, and (b) the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Preference Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a special meeting called for that purpose, increase the authorized amount of Preference Stock or create or authorize any additional class of stock ranking on a parity with or prior to the Preference Stock in respect of dividends or distribution of assets on liquidation, or increase the authorized amount of any additional class of stock ranking on a parity with or prior to the Preference Stock in respect of dividends or distribution of assets on liquidation or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of stock of any additional class ranking on a parity with or prior to the Preference Stock in respect of dividends or distribution of assets on liquidation. Any action specified in this Paragraph 6 as requiring the consent of the holders of at least a specified proportion of the number of shares of Preference Stock or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by this Certificate of Incorporation, as amended from time to time, or by law.

     7. VOTING RIGHTS. Each holder of Preference Stock of each series shall have such voting rights as may be fixed for such series, and except as otherwise provided herein or by law, the Preferred Stock, the Preference Stock having voting rights and the Common Stock shall vote together as one class.

A.   $2 NONCUMULATIVE CONVERTIBLE PREFERENCE STOCK.

     242,419 shares of the Preference Stock have been designated as $2 Noncumulative Convertible Preference Stock, and the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the $2 Preference Stock, to the extent not heretofore established, shall be as follows:

          1. Dividends. The holders of the $2 Preference Stock shall be entitled to receive, when, as and if declared by the board of directors and out of the assets of the corporation which are by law available for the payment of the dividends, noncumulative cash dividends payable quarterly on the first days of January, April, July and October in each year to holders of record on a record date, fixed by the board of directors, not more than 40 days preceding the dividend payment date, at the annual rate of $2 per share, and no more. Dividends on any shares of $2 Preference Stock issued prior to April 1, 1969 shall accrue from that date; dividends on shares of $2 Preference Stock issued after April 1, 1969 shall accrue from the dividend payment date next preceding the date of issue. So long as any $2 Preference Stock shall remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to the $2 Preference Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to the $2 Preference Stock in payment of dividends be redeemed or purchased by the corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for the redemption or purchase of any shares of any class of stock or series thereof ranking junior to the $2 Preference Stock in payment of dividends, unless in each instance dividends on all outstanding shares of $2 Preference Stock for the then current quarterly dividend period shall have been paid, or declared and sufficient funds set aside for the payment thereof.

          No dividend shall be declared on any share or shares of any other series of Preference Stock or of any other class of stock or series thereof ranking on a parity with the $2 Preference Stock in respect of payment of dividends unless there shall have been declared on all shares then outstanding of the $2 Preference Stock, for the same dividend period, or for the dividend period of the $2 Preference Stock terminating within the dividend period of said parity stock, like proportionate dividends, ratably, in proportion to the $2 Preference Stock and said parity stock.
     No shares of any other series of Preference Stock or of any such other class or series ranking on a parity with the $2 Preference Stock in respect of payment of dividends shall be redeemed or purchased by the corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for any such redemption or purchase unless dividends at the rate fixed hereby for the $2 Preference Stock for the then current dividend period shall have been paid or declared and sufficient funds set aside for payment thereof.

          2. Preference on Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and any preferential amounts due to holders of Preferred Stock, the holders of the $2 Preference Stock shall be entitled to receive, out of the net assets of the corporation, $30 per share, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the $2 Preference Stock with respect to the distribution of assets.

          Neither the merger nor consolidation of the corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any part of the assets of the corporation, shall be deemed to be a dissolution, liquidation or winding up of the corporation within the meaning of this Paragraph 2.

          Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Paragraph 5 of this Part IIA, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the $2 Preference Stock at their respective addresses as the same shall appear on the books of the corporation.

          No payment on account of such dissolution, liquidation or winding up of the affairs of the corporation shall be made to the holders of any class or series of stock ranking on a parity with the $2 Preference Stock in respect to the distribution of assets, unless there shall likewise be paid at the same time to the holders of the $2 Preference Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

          3. Redemption. Subject to the prior rights of the holders of any outstanding Preferred Stock, the corporation shall have the right, at its option and by resolution of its board of directors, to redeem at any time after February 1, 1974 all or part of the shares of $2 Preference Stock outstanding, upon payment in cash in respect of each share redeemed of $85 per share on or before February 1, 1977, and $80 per share after February 1, 1977.

          4. Voting Rights. The holders of the $2 Preference Stock shall be entitled to one vote per share, voting with the holders of any other class of stock entitled to vote, without regard to class, on all matters to be voted on by the stockholders of the corporation.

          If at any time the equivalent of six or more full quarterly dividends (whether or not consecutive) payable on the $2 Preference Stock shall be in default, the number of directors constituting the board of directors of the corporation shall be increased by two, and the holders of the $2 Preference Stock shall have, in addition to the voting rights provided above, which shall continue, the exclusive right, voting separately as one class, to elect two directors to fill such newly created directorships. This right shall remain vested until dividends on the $2 Preference Stock shall have been paid for at least four consecutive quarters since the vesting of this right, at which time (i) the right shall terminate (subject to revesting in the case of any subsequent default of the kind described above); (ii) the term of the directors then in office elected by the holders of the $2 Preference Stock as a class shall terminate; and (iii) the number of directors constituting the board of directors of the corporation shall be reduced by two.

          Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of $2 Preference Stock or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the corporation as promptly as possible, and in any event within 10 days, after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of $2 Preference Stock. Notwithstanding the provisions of this paragraph, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

          Any director who shall have been elected by the holders of $2 Preference Stock as a class shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of $2 Preference Stock given at a special meeting of such stockholders called for the purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of $2 Preference Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the corporation within ten days after receipt of a request therefor, signed by the holders of not less than 25% of the then outstanding shares of $2 Preference Stock. Such meeting shall be held at the earliest practicable date thereafter.

          Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of $2 Preference Stock as a class may be filled only by the holders of $2 Preference Stock at a meeting called for such purpose. Such meeting of the holders of $2 Preference Stock shall be called by the Secretary of the corporation at the earliest practicable date after any such death or resignation and in any event within 10 days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of $2 Preference Stock.

          If any meeting of the holders of $2 Preference Stock required by this Paragraph 4 to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the corporation at its principal office, then the holders of record of at least 10% of the outstanding shares of $2 Preference Stock may designate in writing one of their number to call such meeting at the expense of the corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of $2 Preference Stock so designated shall have access to the stock books of the corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

          Any meeting of the holders of $2 Preference Stock to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of the stockholders of the corporation. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of $2 Preference Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

          So long as any shares of $2 Preference Stock are outstanding, the corporation shall not, by amendment to the Certificate of Incorporation or by-laws or by merger or consolidation or in any other manner authorize or increase any class of stock ranking prior to the $2 Preference Stock either as to the payment of dividends or distribution of assets upon liquidation, or authorize or create or issue any security convertible into or evidencing the right to purchase any such stock ranking prior to the $2 Preference Stock, or change the preferences, powers, rights or limitations with respect to the $2 Preference Stock, so as to affect adversely the rights, powers or preferences of the $2 Preference Stock, without the affirmative vote of the holders of at least two-thirds of the $2 Preference Stock at the time outstanding.

          5. Convertibility. Shares of the $2 Preference Stock shall be convertible into Common Stock of the corporation on the following terms and conditions:

          5A. The $2 Preference Stock shall be convertible, at the option of the holder thereof, into shares of Common Stock of the corporation at the rate in effect from time to time as hereinafter set forth, provided, however, that as to any shares of $2 Preference Stock called for redemption the right of conversion shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption. The conversion rates in effect from time to time shall be the following, and shall be subject to adjustment as hereinafter provided in Paragraph 5B to protect against dilution:

                    (a) Prior to February 1, 1971, the conversion rate shall be
          1.4 shares of Common Stock for each share of $2 Preference Stock.

                    (b) On and after February 1, 1971, the conversion rate shall be the rate in effect by virtue of the preceding clause (a) or the Alternative Conversion Rate determined as hereinafter provided, whichever would result in the greatest number of shares of Common Stock (but in no event more than two shares) being issuable upon conversion. The Alternative Conversion Rate for purposes of this clause (b) shall be determined by dividing $120 by the Current Market Price of the Common Stock, as hereinafter defined provided that the number of shares issuable under such Alternative Conversion Rate shall in no event exceed two shares.

                    (c) For purposes of determining the Alternative Conversion Rate, the term "Current Market Price" of the Common Stock shall be the average of the last sales prices of the Common Stock on the New York Stock Exchange during the twenty trading days next preceding February 1, 1971 (or the quoted bid price for any of such trading days on which no sales were made).

                    (d) The limitation respecting the issuance of not more than two shares of Common Stock under the Alternative Conversion Rate described in the foregoing clause (a) shall be equitably adjusted (as determined by the board of directors) so as to increase such number of shares in the event of any subdivision of the Common Stock, any issuance of Common Stock as a dividend or other distribution upon stock of the corporation, or any reclassification or recapitalization (whether resulting from a merger or consolidation or conveyance of all or substantially all of the assets of the corporation or otherwise) resulting in a greater number of shares of Common Stock being outstanding or to decrease such number of shares in the event of any combination of the Common Stock or any reclassification or recapitalization reducing the number of shares outstanding.

                    (e) Any holder of $2 Preference Stock electing to convert shall surrender the certificates representing the shares to be converted at the office of any Transfer Agent for the $2 Preference Stock, with the form of written request for conversion duly endorsed on such certificates. The conversion right shall be deemed to have been exercised immediately prior to the close of business on the date on which the certificates for the $2 Preference Stock, with the request for conversion duly endorsed thereon, shall have been so surrendered, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on said date. The corporation shall not be required, in connection with any such conversion, to issue a fraction of a share of its Common Stock, but in lieu thereof, the corporation shall make a cash payment equal to such fraction multiplied by the market price of the Common Stock determined as hereafter set forth unless the board of directors shall determine to adjust fractional shares by the issuance of fractional scrip certificates or in some other manner. The market price of the Common Stock for the purpose of computing payment to be made for fractional shares shall be the closing sale price (or if there were no sales, the closing bid price on the New York Stock Exchange) as of the close of business on the date of conversion.

                    (f) As soon as practicable after the conversion of any $2 Preference Stock into Common Stock, the corporation shall deliver to the person entitled thereto, at the office of the Transfer Agent for the $2 Preference Stock at which such $2 Preference Stock shall have been presented for conversion, certificates representing shares of Common Stock, and the cash, if any, to which such person shall be entitled. The corporation, as a condition to the exercise of any right of conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the issue of stock deliverable upon such conversion) that may be imposed or required by law upon any transfer incidental or prior thereto, or the submission of proper proof that the same has been paid.

          5B. The conversion rates established by the foregoing Paragraph 5A for the respective periods specified therein shall be subject to adjustment during any such period (and, as so adjusted, will be subject to further adjustment) as herein provided. The conversion rate to be in effect after any such adjustment shall be determined by dividing $82.50 by $58.93 or such amount as adjusted (therein called the "conversion price") by virtue of the provisions set forth in Paragraph 5C.

          5C.  The conversion price shall be subject to adjustment as follows:

          (A) For the purposes of this Paragraph 5C, the term "current conversion price" is defined as meaning at the time of any adjustment the conversion price in effect immediately prior to such adjustment; and the term "current quotient" is defined as meaning on any given date the amount determined at the close of business on such day by dividing:

               (i) an amount equal to (a) the total number of shares of Common Stock outstanding when the current conversion price became effective, including any such shares deemed to have been issued as provided in paragraph (6) or (7) below, multiplied by the current conversion price, plus (b) the aggregate of the amounts of all consideration, if any, received by the corporation (or, without duplications, deemed to have been received as provided in paragraph (6) or (7) or subdivision
          (C) below) upon all issuances of shares of Common Stock since the current conversion price became effective and prior to the time of the determination of the current quotient, by

               (ii) the total number of shares of Common Stock outstanding immediately prior to the time of such determination, including any such shares deemed to have been issued as provided in paragraph (6) or
          (7) below.

     For the purposes of this paragraph, the original conversion price specified in Paragraph 5B above shall be deemed to have become effective at the close of business on February 1, 1969. In determining the current quotient, the results shall be expressed to the nearest cent.

          In case at the close of business on any date after February 1, 1969, the current conversion price shall exceed the current quotient by as much as 50 cents (or, in case adjustment of the conversion price has taken place pursuant to subdivision (B) of this Paragraph 5C, the amount which shall be to the nearest one cent, in the same proportion to 50 cents as the conversion price after the latest such adjustment shall be to the original conversion price), the conversion price shall be reduced to the price equal to the current quotient, effective at the close of business on such date. In case of a subdivision or combination of the outstanding shares of Common Stock, the conversion price shall first be reduced, effective immediately prior to an adjustment of the conversion price pursuant to subdivision (B) of this Paragraph 5C, by the amount, if any, by which the current conversion price shall exceed the current quotient.

          For the purposes of this subdivision, the following provisions shall also be applicable, except that the provisions of paragraphs (1), (2), (6),
     (7), (8) and (9) below shall not be applicable in the case of the issuance of shares of Common Stock as contemplated in subdivision (C) hereof (or the issuance of shares of any class, or series, of stock or obligation of the corporation, convertible into or exchangeable for Common Stock, or any rights or options to subscribe for or to purchase such convertible or exchangeable stock or obligations or shares of Common Stock, as contemplated in subdivision (C) hereof):

                    (1) In case of the issuance of additional shares of Common Stock for cash, the consideration received by the corporation therefor shall be deemed to be the total amount of cash received for such shares, before deducting therefrom any commissions or other expenses paid or incurred by the corporation for any underwriting of, or otherwise in connection with, the issuance of such shares.

                    In case of the issuance of additional shares of Common Stock (otherwise than as provided in subdivision (C) hereof) for a consideration not consisting solely of cash, the amount of the consideration other than cash received by the corporation for such shares shall be deemed to be the value of such consideration as determined by the board of directors.

                    (2) In case of the issuance of additional shares of Common Stock upon conversion or exchange of any obligations or of any shares of stock of the corporation that shall be convertible into or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock, (subject to paragraphs (6) and (7) and subdivision (C) below), the amount of the consideration received by the corporation for such additional shares of Common Stock shall be deemed to be the total of
          (a) the amount of the consideration received upon the original issuance of such obligations, shares, rights or options, as the case may be, plus (b) the consideration, if any, other than such obligations, shares, rights or options, received upon such conversion, exchange, or exercise, except in adjustment of interest and dividends. If obligations, shares, rights or options, of the same class or series of a class as the obligations, shares, rights or options so converted, exchanged or exercised, have been originally issued for different amounts of consideration, then the amount of consideration received upon the original issuance of each of the obligations, shares, rights or options so converted, exchanged or exercised shall be deemed to be the average amount of the consideration received upon the original issuance of all such obligations, shares, rights or options. The amount of the consideration received upon the original issuance of the obligations, shares, rights or options so converted, exchanged or exercised and the amount of the consideration, if any, other than such obligations, shares, rights or options, received upon such conversion, exchange or exercise shall be determined in the same manner provided in paragraph (1) above with respect to the consideration received by the corporation in case of the issuance of additional shares of Common Stock; if such obligations, shares, rights or options shall have been issued as a dividend upon any stock of the corporation, the amount of the consideration received by the corporation upon the original issuance thereof shall be deemed to be zero.

                    (3) In case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration. Shares of Common Stock issued otherwise than as a dividend shall be deemed to have been issued and to be outstanding at the close of business on the date of issue.

                    (4) The term "dividend" shall mean a dividend or other distribution upon stock of the corporation.

                    (5) The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock then owned or held by or for the account of the corporation.

                    (6) Subject to paragraph (8) below, in case of the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, additional shares of Common Stock (other than options or rights contemplated in subdivision (C) hereof) at a price per share for the additional shares of Common Stock issuable upon the exercise of such rights or options less than the current conversion price immediately prior to the issuance of such rights or the granting of such options, then the issuance of such rights or options shall be deemed to be an issuance (as of the date of issuance of such right or options) of the total maximum number of shares of Common Stock issuable upon the exercise of all such rights or options. In such case, subject to paragraph (8) below, the amount received or receivable by the corporation in consideration of the issuance of such rights or options (plus the minimum aggregate amount of premium or additional consideration payable to the corporation upon the exercise of such rights or options) before deducting therefrom any commissions or other expenses paid or incurred by the corporation for any underwriting of, or otherwise in connection with, the issuance of such rights or options, shall be deemed to be the consideration actually received (as of the date of issuance of such rights or options) for the issuance of the additional shares of Common Stock.

                    (7) Subject to paragraph (8) below, in case the corporation shall issue any shares of stock or obligations convertible into or exchangeable for shares of Common Stock or rights to subscribe for or options to purchase such convertible or exchangeable stock or obligations (other than any such shares of stock or obligations or rights or options contemplated in subdivision (C) below) and the price per share at which Common Stock is deliverable upon conversion or exchange of such stock or obligations (determined by dividing (x) the total amount received or receivable by the corporation in consideration of the issuance of such stock, obligations, rights or options, as the case may be, plus the minimum additional aggregate amount (if any) payable to the corporation upon such conversion or exchange and upon the exercise of such rights or options, by (y) the total maximum number of shares of Common Stock then necessary to effect the conversion or exchange of all such convertible or exchangeable stock or obligations) shall be less than the current conversion price immediately prior to the issuance of such convertible or exchangeable stock or obligations or the issuance of such rights or options, then such issuance shall be deemed to be an issuance (as of the date of issuance of such convertible stock or obligations or such rights or options) of the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities. In such case, subject to paragraph (8) below, the amount received or receivable by the corporation in consideration of the issuance of such convertible or exchangeable stock or obligations or such rights or options (plus the minimum aggregate amount of additional consideration payable to the corporation upon conversion or exchange of such stock or obligations or upon the exercise of such rights or options) before deducting therefrom any commissions or other expenses paid or incurred by the corporation for the underwriting of, or otherwise in connection with, the issuance of such stock, obligations, rights or options, shall be deemed to be the consideration actually received (as of the date of issuance of such stock, obligations, rights or options) for the issuance of the additional shares of Common Stock.

                    (8) Upon expiration without exercise of any rights or options referred to in paragraph (6) above, or of the conversion or exchange privileges applicable to any shares of stock or obligations convertible into or exchangeable for shares of Common Stock or of rights to subscribe for or options to purchase such convertible or exchangeable stock or obligations, referred to in paragraph (7) above (hereinafter in this paragraph called "Expiring Rights"), (i) the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon the exercise of such Expiring Rights shall no longer be deemed to be issued and outstanding, and (ii) the current conversion price shall forthwith be readjusted and thereafter the current conversion price shall be the price which it would have been had adjustment been made on the basis of the issue only of the shares of Common Stock actually issued upon the exercise of rights or options or upon the conversion or exchange of stock or obligations of the same class as such Expiring Rights;

          provided, that termination without exercise of any such Expiring Rights at the minimum price or consideration theretofore reflected in the computation of the current conversion price, and continuation of such Expiring Rights at a greater price or consideration, shall be deemed the expiration of the Expiring Rights and the granting of a new right or option or conversion or exchange privilege at the minimum price or consideration thereafter applicable.

                    (9) The consideration actually received by the corporation for any shares of Common Stock issued upon the conversion or exchange of stock or obligations or upon the exercise of rights or options, which pursuant to paragraph (6) or (7) above is deemed to have been received, shall not be included in clause (b) of subparagraph (i) of this subdivision for the purpose of computing the current quotient and no further adjustment of the conversion price (except as specifically provided in paragraph (8) above) shall be made in respect thereof. In case, however, such stock or obligations shall be convertible at a conversion price, or such rights or options shall be exercisable at a purchase price, per share equal to or in excess of the current conversion price immediately prior to the issuance or sale of such convertible stock or obligations or of such rights or options, then the shares shall be deemed to be issued and the consideration therefor received when such additional shares of Common Stock are actually issued upon the conversion or exchange of any such convertible stock or obligations or upon the exercise of any such rights or options.

          (B) In case the corporation shall at any time subdivide the outstanding shares of Common Stock issuable upon conversion of the $2 Preference Stock, the conversion price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the corporation shall at any time combine the outstanding shares of Common Stock issuable upon conversion of the $2 Preference Stock, the conversion price in effect immediately prior to such combination shall be proportionately increased. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

          (C) Notwithstanding any of the provisions of this Paragraph 5C to the contrary:

                    (i) No adjustment of the conversion price shall be made as a result of or in connection with

                         (a) the issuance after February 10, 1969 of shares of
               Common Stock of the corporation pursuant to options or stock purchase agreements theretofore or thereafter granted to or entered into with directors, officers or employees of the corporation or of a subsidiary in connection with their employment, whether granted or entered into at the beginning of the employment, or at the time of becoming a director or at any time thereafter, or as a result of or in connection with the granting of such options or the entering into of such stock purchase agreements, or

                         (b) the issuance after February 10, 1969 of shares of
               Common Stock of the corporation upon conversion of the $2 Preference Stock, the 6% convertible subordinated notes due 1982 of the corporation outstanding on February 10, 1969, the 4 3/4% convertible subordinated debentures due 1988 of the corporation outstanding on February 10, 1969, the 4 3/4% convertible subordinated debentures due 1988 (series B) of the corporation outstanding on February 10, 1969, the 4 3/4% convertible subordinated debentures due 1988 (series C) outstanding on February 10, 1969 or the $2 Preferred Stock of the corporation outstanding on February 10, 1969, or upon exercise of warrants of the corporation outstanding on February 10, 1969, or

                         (c) the issuance after February 10, 1969 of (i) shares
               of Common Stock of the corporation, (ii) rights to subscribe for or to purchase, or options for the purchase of, shares of Common Stock of the corporation, (iii) shares of stock or obligations convertible into or exchangeable for shares of Common Stock of the corporation, or (iv) rights to subscribe for or options to purchase such convertible or exchangeable stock or obligations, where, in any such case, the consideration therefor does not consist solely of cash and such shares of Common Stock, rights, options, stock or obligations are issued for all or any part of a going business, or the issuance of any shares of Common Stock upon the exercise, conversion or exchange of any rights, options, stocks or obligations described in items (ii), (iii) or (iv) of this clause (c); and

                    (ii) Shares of Common Stock, the issuance of which shall not result in any adjustment of the conversion price pursuant to the foregoing provisions of this subdivision, shall nevertheless be taken into account in the event of any subsequent determination of the current quotient and the consideration received by the corporation with respect to such shares shall be deemed to be the conversion price in effect hereunder at the time of issuance of such shares.

          5D. In case of any capital reorganization or any reclassification of the capital stock of the corporation or in case of the consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of the $2 Preference Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such share of the $2 Preference Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the $2 Preference Stock, to the end that the provisions set forth herein (including provisions with respect to adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of the $2 Preference Stock and, for purposes of determining the Alternative Conversion Rate, such shares of stock or other property, to the extent practicable, shall be substituted for the Common Stock of the corporation in the formula heretofore set forth.

          5E. No adjustment is to be made upon conversion of the $2 Preference Stock for accrued and unpaid dividends thereon or for dividends upon the Common Stock issuable upon such conversion.

          5F. Whenever the conversion rate is required to be adjusted as provided herein, the corporation shall forthwith compute the adjusted conversion rate and shall prepare a certificate setting forth such adjusted conversion rate and showing in detail the facts upon which such adjustment is based. Such certificate shall forthwith be filed with the Transfer Agent or Agents for the $2 Preference Stock and thereafter, until further adjusted, the adjusted conversion rate shall be as set forth in said certificate, provided that the computation of the adjusted conversion rate shall be reviewed at least annually by the independent public accountants regularly employed by the corporation and said accountants shall file a corrected certificate, if required, with the Transfer Agent or Agents. The corporation shall cause the Transfer Agent or Agents for the $2 Preference Stock to mail to the holders thereof, at the time of each quarterly dividend payment, a statement setting forth the adjustments, if any, made in the conversion rate and not theretofore reported to such holders, and the reasons for such adjustment.

          5G. So long as any shares of the $2 Preference Stock remain outstanding and the holders thereof have the right to convert said shares, the corporation will at all times reserve from its authorized Common Stock a sufficient number of shares to provide for such conversion. As a condition precedent to the taking of any action which would cause an adjustment in the conversion rate in a manner affecting the receipt by the corporation of at least the then par value of the shares of Common Stock issuable upon conversion, the corporation will take such corporate action as may be necessary in order that it may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion rate.

          5H.  In case at any time

                    (i) the corporation shall declare any dividend in stock upon its Common Stock; or

                    (ii) propose a subdivision of its outstanding Common Stock into a greater number of shares of Common Stock or propose a combination of its outstanding Common Stock into a smaller number of shares of Common Stock; or

                    (iii) any capital reorganization or any reclassification of capital stock of the corporation or any consolidation, merger or sale of the properties and assets is proposed by the corporation which would require an adjustment of the conversion terms;

     then, and in each of said cases, the corporation shall cause notice thereof to be mailed to the owners of all $2 Preference Stock at the last address if any, appearing on the books of the corporation or given by them to the corporation for the purpose of notice, and stating in such notice the conversion rate then in effect, but such mailing shall be solely for the convenience of the owners of $2 Preference Stock and shall not be a condition precedent to nor shall any defect therein or failure in connection therewith affect the validity of the action proposed to be taken by the corporation. Such notices shall be mailed at least ten (10) days prior to the date on which the books of the corporation shall close, or a record date shall be taken for such stock dividend, stock split or combination, or to vote upon such capital reorganization, reclassification, consolidation, merger or sale of properties and assets, as the case may be. Such notice shall specify such record date or date for the closing of the transfer books.

          6. Status of Shares Redeemed or Retired. Any shares of $2 Preference Stock which shall have been converted into Common Stock or acquired by the corporation through redemption or otherwise shall assume the status of authorized but unissued Preference Stock and shall not be reissued as shares of the $2 Noncumulative Convertible Preference Stock.

B.   $100 CONVERTIBLE PREFERENCE STOCK


          1. Designation and Number. The distinctive designation of such series is "$100 Convertible Preference Stock" ("$100 Preference Stock"), and such series shall consist initially of 150,000 shares.

          2. Dividends. The holders of the $100 Preference Stock shall be entitled to receive, when, as and if declared by the board of directors and out of the assets of the corporation which are by law available for the payment of dividends, cumulative cash dividends payable quarterly on the first days of January, April, July and October in each year to holders of record on a record date, fixed by the board of directors, not more than 40 days preceding the dividend payment date, at the annual rate of $1.00 per share, and no more. Dividends on any shares of $100 Preference Stock are cumulative from the date of original issuance and accrue whether or not earned or declared. All dividends are payable in cash. So long as any $100 Preference Stock shall remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to the $100 Preference Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to the $100 Preference Stock in payments of dividends be redeemed or purchased by the corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for the redemption or purchase of any shares of any class of stock or series thereof ranking junior to the $100 Preference Stock in payment of dividends, unless in each instance dividends on all outstanding shares of $100 Preference Stock for the then current annual dividend period shall have been paid, or declared and sufficient funds set aside for the payment thereof.

     No dividend shall be declared on any share or shares of any other series of Preference Stock or of any other class of stock or series thereof ranking on a parity with the $100 Preference Stock in respect of payment of dividends unless there shall have been declared on all shares then outstanding of the $100 Preference Stock, for the same dividend period, or for the dividend period of the $100 Preference Stock terminating within the dividend period of said parity stock, like proportionate dividends, ratably, in proportion to the $100 Preference Stock and said parity stock. No shares of any other series of Preference Stock or of any such other class or series ranking on a parity with the $100 Preference Stock in respect of payment of dividends shall be redeemed or purchased by the corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for any such redemption or purchase unless dividends at the rate fixed hereby for the $100 Preference Stock for the then current dividend period shall have been paid or declared and sufficient funds set aside for payment thereof.

          3. Preference on Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and any preferential amounts due to holders of Preferred Stock, the holders of the $100 Preference Stock shall be entitled to receive, out of the net assets of the corporation, $100 per share plus accumulated and unpaid dividends thereon, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the $100 Preference Stock with respect to the distribution of assets.

     Neither the merger nor consolidation of the corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any part of the assets of the corporation, shall be deemed to be a dissolution, liquidation or winding up of the corporation within the meaning of this Paragraph 3.

     Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the exchange right set forth in Paragraph 6 of this Designation, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the $100

     Preference Stock at their respective addresses as the same shall appear on the books of the corporation.

     No payment on account of such dissolution, liquidation or winding up of the affairs of the corporation shall be made to the holders of any class or series of stock ranking on a parity with the $100 Preference Stock in respect to the distribution of assets, unless there shall likewise be paid at the same time to the holders of the $100 Preference Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

          4. Redemption. Subject to the prior rights of the holders of any outstanding Preferred Stock, the corporation shall have the right, at its option and by resolution of its board of directors, to redeem at any time after May 1, 1996, all or part of the shares of $100 Preference Stock outstanding, upon payment in cash in respect of each share redeemed of $100 plus accrued and unpaid dividends thereon to the date fixed for redemption.

          5. Voting Rights. Except as set forth below, the holders of the $100 Preference Stock shall have no voting rights.

     So long as any shares of $100 Preference Stock are outstanding, the corporation shall not, by amendment to the Certificate of Incorporation or by-laws or by merger or consolidation or in any other manner authorize or increase any class of stock ranking prior to the $100 Preference Stock either as to the payment of dividends or distribution of assets upon liquidation, or authorize or create or issue any security convertible into or evidencing the right to purchase any such stock ranking prior to the $100 Preference Stock, or change the preferences, powers, rights or limitations with respect to the $100 Preference Stock, so as to affect adversely the rights, powers or preferences of the $100 Preference Stock, without the affirmative vote of the holders of at least two-thirds of the $100 Preference Stock at the time outstanding.

          6. Convertibility. Shares of the $100 Preference Stock shall be convertible into Common Stock of the corporation on the following terms and conditions:

          6A. Any share of the $100 Preference Stock which is issued or transferred to a person or entity which is not controlling, controlled by or under common control with Norex America, Inc., a Cayman Islands corporation, upon such issuance or transfer and without any action on the part of the recipient or transferee, shall automatically convert into shares of Common Stock of the corporation at a conversion rate of 100 shares of Common Stock per one share of $100 Preference Stock, subject to the availability of authorized but unissued shares of Common Stock for such conversion and subject to adjustment as hereinafter provided Paragraph 6B.

          6B. The conversion rate in effect at any time shall be subject to adjustments from time to time on or after the date of original issuance as follows:

          (i) In case the corporation shall (A) declare a dividend or make a distribution payable in Common Stock on the Common Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately increased in the case of any increase in the number of shares of Common Stock outstanding, and reduced in the case of any reduction in the number of shares of Common Stock outstanding, so that the holder of any shares of $100 Preference Stock surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which he would have owned or have been entitled to receive had such shares of $100 Preference Stock been converted into Common Stock immediately prior to such time and had such Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this Paragraph 6B, the holder of any shares of $100 Preference Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of the capital stock of the corporation, the board of directors of the corporation shall in good faith determine the allocation of the conversion rate between and among the shares of such classes of capital stock.

          (ii) In case the corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in paragraph (iv) below) of the Common Stock, on the date fixed for the determination of stockholders entitled to receive such rights or warrants (the "Determination Date"), the conversion rate at the opening of business on the day following the Determination Date shall be increased by multiplying the conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price of the Common Stock, such increase to become effective immediately after the opening of business on the day following the Determination Date. For purposes of determining under this paragraph the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the corporation. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the conversion rate then in effect shall be appropriately readjusted, but such readjustment shall not be applied retroactively to any conversion of $100 Preference Stock effected prior to such readjustment.

          (iii) In case the corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding cash dividends or a distribution referred to in paragraph (i) above or paid out of surplus) or rights or warrants to subscribe for or purchase any of the corporation's securities (excluding those referred to in paragraph (ii) above), the conversion rate shall be adjusted so that it shall equal the ratio determined by multiplying the conversion rate in effect immediately prior to the close of business on the Determination Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock at the Determination Date and the denominator shall be such Current Market Price per share less the then fair market value (as determined by the board of directors of the corporation, in good faith and in the exercise of its reasonable business judgment and described in a resolution of the board of directors certified by the secretary or an assistant secretary of the corporation and delivered to the holders of $100 Preference Stock), of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, provided, however, if exercise of such right or warrant is subject to the occurrence of a contingent event, adjustment of the conversion rate shall be made in the manner provided for in paragraph (ii) above and the date that the right or warrant becomes exercisable shall be deemed to be the Determination Date for purposes of such adjustment. The conversion rate adjustment made pursuant to this paragraph (iii) shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution (except in the case of rights or warrants subject to exercise upon the occurrence of a contingent event, in which case such adjustment shall become effective at the time such rights or warrants become exercisable).

          (iv) For the purposes of this Paragraph 6B, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive days on which the New York Stock Exchange, Inc. is open for trading commencing 45 days before such date (or if less than 30 consecutive days for the maximum number of consecutive days on which such Exchange is open for trading commencing 45 days before such date). The closing price for each day shall be the closing price on the New York Stock Exchange-Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such composite tape shall not be in use or shall not report transactions in the Common Stock, the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or any comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the corporation for that purpose.

          (v) All calculations under this Paragraph 6B shall be made to the nearest dollar or to the nearest one-hundredth of a share, as the case may be.

          (vi) No adjustment in the conversion rate shall be required pursuant to any paragraph of this Paragraph 6B unless such adjustment (together with prior adjustments which by reason of this paragraph (vi) were not required to be made at the time otherwise required by the above paragraphs of this Paragraph 6B) would require a change of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (vii) The corporation from time to time may increase the conversion rate (i.e., increase the number of shares of Common Stock exchangeable for one share of $100 Preference Stock) by any amount for any period of time if the period is at least twenty (20) days and if the increase is irrevocable during the period; provided, however, that the corporation may not increase the conversion rate such that the Common Stock would be issued at less than the par value per share of the Common Stock. Whenever the conversion rate is increased in such manner, the corporation shall send to the holders of the $100 Preference Stock a written notice of the increase at least fifteen
     (15) days before the date the increased conversion rate is to take effect. The notice shall state the increased conversion rate and the period it will be in effect. An increase of the conversion rate does not change or adjust the conversion rate otherwise in effect for purposes of this Paragraph 6B.

          (viii) If the corporation shall be consolidated with or merged into any other corporation, provisions shall be made as part of the terms of such consolidation or merger whereby each share of the $100 Preference Stock outstanding immediately prior to such event shall thereafter be convertible into the number of shares of Common Stock or other securities or property to which a holder of a number of shares of Common Stock deliverable upon conversion of such share of the $100 Preference Stock would have been entitled upon such consolidation or merger.

          7. Status of Shares Redeemed or Retired. Any shares of $100 Preference Stock which shall have been acquired by the corporation through redemption or otherwise shall assume the status of authorized but unissued Preference Stock and shall not be reissued as shares of the $100 Convertible Preference Stock.

                               III. COMMON STOCK

     1. DIVIDENDS. Subject to the prior and superior rights of the Preferred Stock, and any Preference Stock with respect to which any such prior and superior rights are provided in this Article FOURTH or by the board of directors as herein authorized, and on the conditions set forth in the foregoing Parts I and II or in any resolution of the board of directors providing for the issuance of any particular series of Preferred Stock or Preference Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

     2. VOTING RIGHTS. Each holder of Common Stock shall be entitled to one vote for each share held and, except as otherwise provided herein or by law, the Common Stock, the Preferred Stock and the Preference Stock having voting rights shall vote together as a class.

     3. LIQUIDATION OR DISSOLUTION. After payment shall have been made in full to the holders of the Preferred Stock and Preference Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                            IV.  PRE-EMPTIVE RIGHTS

     No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FIFTH: All the corporate powers of this corporation shall be vested in and exercised by a board of directors consisting of the number of directors specified in the by-laws of the corporation.

     The board of directors shall be divided into three classes as nearly equal in number as may be with the initial term of office of Class I expiring at the annual meeting of stockholders in 1972, of Class II expiring at the annual meeting of stockholders in 1973, and of Class III expiring at the annual meeting of stockholders in 1974.

     At each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. When the number of directors is increased by amendment to the by-laws of the corporation, and any newly created directorships are filled by the board of directors, there shall be no classification of such additional directors until the next annual meeting of stockholders. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     SIXTH: By-laws of the corporation may be adopted, amended or repealed by the board of directors or by the affirmative vote of the holders of 80% or more of the corporation's stock, outstanding and entitled to vote at the meeting at which any by-law is adopted, amended or repealed. Such by-laws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its stockholders, directors, officers or employees not inconsistent with statute or this Certificate of Incorporation.

     SEVENTH: (A) Except as set forth in Paragraph (D) of this Article SEVENTH, the affirmative vote or consent of the holders of 80% of all stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Articles SEVENTH as one class, shall be required:

          (i) for a merger or consolidation with or into any other corporation, or

          (ii) for any sale or lease of all or any substantial part of the assets of this corporation to any other corporation, person or other entity, or

          (iii) any sale or lease to this corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to purchase voting securities or securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of stock of this corporation entitled to vote in elections of directors, considered for the purpose of this Article SEVENTH as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this corporation otherwise required by law or any agreement between this corporation and any national securities exchange.

     (B) For purposes of this Article SEVENTH any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this corporation,

          (i) which it owns directly, whether or not of record, or

          (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, or

          (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on July 1, 1970, or

          (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (iii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this corporation.

For the purposes of this Article SEVENTH, the outstanding shares of any class of stock of this corporation shall include shares deemed owned through the application of clauses (B), (ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     (C) The board of directors shall have the power and duty to determine for the purposes of this Article SEVENTH on the basis of information known to this corporation, whether

          (i) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of this corporation entitled to vote in elections of directors,

          (ii) a corporation, person, or entity is an "affiliate" or "associate" (as defined in Paragraph (B) above) of another,

          (iii) the assets being acquired by this corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000, and

          (iv) the memorandum of understanding referred to in Paragraph (D) below is substantially consistent with the transaction covered thereby.

Any such determination shall be conclusive and binding for all purposes of this Article SEVENTH.

     (D) The provisions of this Article SEVENTH shall not apply to,

          (i) any merger or similar transaction with any corporation if the board of directors of this corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of more than 5% of the outstanding shares of stock of this corporation entitled to vote in elections of directors; or

          (ii) any merger or consolidation of this corporation with, or any sale or lease to this corporation or any subsidiary thereof of any assets of or sale or lease by this corporation or any subsidiary thereof of any of its assets to any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this corporation and its subsidiaries.

     EIGHTH:   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors and/or class of creditors, and or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     TENTH: The corporation reserves the rights to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Notwithstanding any other provision of this Certificate of Incorporation or the by-laws of this corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the by-laws of this corporation), the affirmative vote of the holders of 80% of all stock of this corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal Articles FIFTH, SIXTH, SEVENTH or TENTH of the Certificate of Incorporation.

     ELEVENTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or

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omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper person benefit. No amendment to or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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